Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEBULA PARENT CORP.

Nebula Parent Corp., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.    The present name of the corporation is “Nebula Parent Corp.” The corporation was incorporated under the name “Nebula Parent Corp.” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on December 23, 2019 (the “Original Certificate”).

2.    This Amended and Restated Certificate of Incorporation, which both restates and further amends the provisions of the Original Certificate, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the written consent of the corporation’s sole stockholder in accordance with Section 228 of the General Corporation Law of the State of Delaware.

3.    The text of the Original Certificate is hereby amended and restated in its entirety to provide as herein set forth in full.

ARTICLE I

The name of the Corporation is Open Lending Corporation (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

CAPITAL STOCK

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is (i) five hundred and fifty million (550,000,000) shares of common stock, par value $0.01 per share (the “Common Stock”), and (ii) ten million (10,000,000) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

The powers (including voting powers), if any, and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of each class or series of capital stock of the Corporation shall be as provided by or pursuant to this Article IV.

A. COMMON STOCK

Subject to law and the powers, preferences and rights, if any, of any of the holders of any series of Preferred Stock then outstanding:

(a)    the holders of the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation (the “Directors” and each, a “Director”) and on all other matters requiring stockholder action, each outstanding share of Common Stock entitling the holder thereof to one (1) vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (or on any amendment to a certificate of designations of any series of Preferred Stock then outstanding) that alters or changes the powers, preferences, rights or other terms of one or more series of Preferred Stock then outstanding if the holders of such affected series of Preferred Stock are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to this Certificate of Incorporation (or pursuant to any certificate of designations of any series of Preferred Stock then outstanding) or pursuant to the DGCL;

(b)    dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board of Directors of the Corporation (the “Board of Directors”) or any authorized committee thereof; and

(c)    upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be distributed pro rata to the holders of the Common Stock. A merger or consolidation of the Corporation with or into another corporation or other entity, or the sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation, dissolution or winding up of the Corporation and the distribution of assets to its stockholders) shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article IV, Section 3(c).

B. PREFERRED STOCK

The Board of Directors or any authorized committee thereof is hereby expressly authorized, to the fullest extent permitted by law, to provide from time to time, by resolution or resolutions thereof, out of the unissued shares of Preferred Stock for one or more series of Preferred Stock, and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the powers (including voting powers), if any, of the shares of such series and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of such series. Except as otherwise provided by any certificate of designations of any series of Preferred Stock then outstanding or by law, no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof. The designations, powers, preferences and relative, participating, optional, special and other rights of each series of Preferred Stock, if any, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series of Preferred Stock at any time outstanding. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of capital stock generally entitled to vote irrespective of Section 242(b)(2) of the DGCL, without the separate vote of the holders of the Preferred Stock as a class.

ARTICLE V

STOCKHOLDER ACTION

1.    Action without Meeting. Except as may otherwise be provided by or pursuant to this Certificate of Incorporation (or any certificate of designations of any series of Preferred Stock then outstanding) with respect to the holders of any series of Preferred Stock then outstanding, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation may be effected by written consent of stockholders in lieu of a meeting of stockholders. In addition to any affirmative vote required by law or this Certificate of Incorporation (or any certificate of designations of any series of Preferred Stock then outstanding), the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock generally entitled to vote, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision inconsistent with this Article V, Section 1.

2.    Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office, and special meetings of stockholders may not be called by any other person or persons. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

ARTICLE VI

DIRECTORS

1.    General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2.    Election of Directors. Election of Directors need not be by written ballot unless the Bylaws of the Corporation (the “Bylaws”) shall so provide.

3.    Term of Office. The Directors, other than those who may be elected by the holders of any series of Preferred Stock then outstanding, shall be classified, with respect to the term for which they severally hold office, into three classes designated as “Class I”, “Class II” and “Class III”. The classification of the Board of Directors shall become effective upon the effectiveness of this Certificate of Incorporation in accordance with the DGCL and, at such effective time, the existing directors of the corporation shall be assigned to classes as follows: (a) Class I Directors – Brandon van Buren and Gene Yoon; (b) Class II Directors – Adam Clammer and Blair Greenberg; and (c) Class III Directors – John Flynn and Ross Jessup. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2021, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2022, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2023. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal.

Notwithstanding the foregoing, whenever, as provided by or pursuant to this Certificate of Incorporation (or any certificate of designations of any series of Preferred Stock then outstanding), the holders of any one or more series of Preferred Stock then outstanding shall have the right, voting separately as a series or together with holders of one or more other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation and any certificate of designations applicable to such series.

In addition to any affirmative vote required by law or this Certificate of Incorporation (or any certificate of designations of any series of Preferred Stock then outstanding), the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock generally entitled to vote, voting together as a single class, and the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend, alter, repeal or adopt any provision inconsistent with this Article VI, Section 3.

4.    Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding to elect Directors and to fill vacancies in the Board of Directors relating thereto, newly created directorships resulting from an increase in the authorized number of Directors and any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors or by the sole remaining Director, and not by the stockholders. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to Article VI, Section 3, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a newly created directorship or vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

5.    Removal. Subject to the rights, if any, of any series of Preferred Stock then outstanding to elect Directors and to remove any Director whom the holders of any such series have the right to elect, any Director (including persons elected by Directors to fill newly created directorships or vacancies on the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders not less than two-thirds (2/3) of the outstanding shares of capital stock then entitled to vote at an election of Directors, voting together as a single class.

ARTICLE VII

LIMITATION OF LIABILITY

A Director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a Director, except for liability (a) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Any amendment, repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a Director at the time of such amendment, repeal or modification.

In addition to any affirmative vote required by law or this Certificate of Incorporation (or any certificate of designations of any series of Preferred Stock then outstanding), the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock generally entitled to vote, voting together as a single class, and the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend, alter, repeal or adopt any provision inconsistent with this Article VII.

ARTICLE VIII

AMENDMENT OF BYLAWS

1.    Amendment by Directors. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend and repeal the Bylaws.

2.    Amendment by Stockholders. In addition to any affirmative vote required by this Certificate of Incorporation (or any certificate of designations of any series of Preferred Stock then outstanding), the Bylaws may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock generally entitled to vote, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class. Notwithstanding the foregoing, stockholder approval of the Bylaws shall not be required unless mandated by this Certificate of Incorporation, the Bylaws, or other applicable law.

ARTICLE IX

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, repeal or adopt this Certificate of Incorporation (or any certificate of designations of any series of Preferred Stock then outstanding) in the manner now or hereafter prescribed by statute and this Certificate of Incorporation (or any certificate of designations of any series of Preferred Stock then outstanding), and all rights, preferences or privileges conferred upon stockholders, Directors or any other person by or pursuant to this Certificate of Incorporation (or any certificate of designations of any series of Preferred Stock then outstanding) are granted subject to this reservation. Except as otherwise required by this Certificate or by law, whenever any vote of the holders of capital stock of the Corporation is required to amend or repeal any provision of this Certificate, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose.

IN WITNESS WHEREOF, the undersigned has executed and acknowledged this Amended and Restated Certificate of Incorporation as of this      day of             ,         .

NEBULA PARENT CORP.

By:	/s/ John Flynn
Name:	John Flynn
Title:	Chairman, President and CEO